Filed Pursuant to Rule 424(b)(3)

Registration No. 333-254698

Prospectus

10,137,025 Shares

COMMON STOCK

This prospectus may be used by the selling stockholders named in this prospectus to offer and resell from time to time up to 10,137,025 shares of our common stock, no par value per share (“Common Stock”), which are comprised of (i) 3,896,494 shares (the “Shares”) of our Common Stock issued in a private placement that closed on November 17, 2020 (the “Private Placement”), pursuant to a certain Securities Purchase Agreement entered into by and among us and certain institutional and accredited investors (the “Purchasers”), dated as of November 11, 2020 (the “Securities Purchase Agreement”), (ii) 986,486 shares of Common Stock (the “Pre-Funded Warrant Shares”) issuable upon the exercise of the pre-funded warrants (the “Pre-Funded Warrants”), comprised of 520,270 shares of Common Stock issuable upon exercise of the Pre-Funded Warrants issued in the Private Placement, pursuant to the Securities Purchase Agreement, and 466,216 shares of Common Stock issuable upon exercise of the Pre-Funded Warrants issued subsequently to a Purchaser in lieu of cancellation of 466,216 shares of Common Stock previously issued in the Private Placement, (iii) 4,882,980 shares of Common Stock (the “Investor Warrant Shares”) issuable upon the exercise of the warrants (the “Investor Warrants”) issued in the Private Placement, pursuant to the Securities Purchase Agreement, (iv) 195,185 shares of Common Stock (the “Katalyst Warrant Shares”) issuable upon the exercise of warrants (the “Katalyst Warrant”) issued to Katalyst Securities LLC and their designees (“Katalyst”), pursuant to an engagement letter, dated October 31, 2020, entered into by and between Katalyst and us, as partial compensation for Katalyst’s role as placement agent in connection with the Private Placement, (v) 127,569 shares of Common Stock (the “November HCW Warrant Shares”) issuable upon the exercise of certain warrants (the “November HCW Warrants”) issued to designees of H.C. Wainwright & Co., LLC (“HCW”) pursuant to a side letter by and between HCW and us, dated November 23, 2020, regarding certain tail fees provided in two engagement letters (one dated October 18, 2019 and the other dated April 7, 2020) entered into in connection with prior offerings by and between HCW and us, and (vi) 48,311 shares of common stock (the “August HCW Warrant Shares” and, together with the Investor Warrant Shares, the Pre-Funded Warrant Shares, the Katalyst Warrant Shares and the November HCW Warrant Shares, the “Warrant Shares”) issuable upon exercise of the placement agent warrants issued to the designees of HCW on August 13, 2020 in connection with a registered direct offering (the “August HCW Warrants” and, together with the Investor Warrants, the Pre-Funded Warrants, the Katalyst Warrant and the November HCW Warrants the “Warrants”).

The Shares, the Investor Warrants, and the Pre-Funded Warrants were issued to the Purchasers in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D (Rule 506) thereunder. Each Purchaser represented that it was an “accredited investor” (as defined by Rule 501 under the Securities Act). We are registering the offer and resale of the Shares, Investor Warrant Shares and the Pre-Funded Warrant Shares to satisfy a provision in the Securities Purchase Agreement, pursuant to which we agreed to register the resale of the Shares, the Investor Warrant Shares and the Pre-Funded Warrant Shares.

In addition, the Katalyst Warrant, the November HCW Warrants and the August HCW Warrants were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act and Regulation D thereunder.

We will not receive any of the proceeds from the sale of our Common Stock by the selling stockholders. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes.

Any shares of Common Stock subject to resale hereunder will have been issued by us and acquired by the selling stockholders prior to any resale of such shares pursuant to this prospectus.

Each selling stockholder named in this prospectus, or its donees, pledgees, transferees or other successors-in-interest, may offer or resell the shares of Common Stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of shares, and all selling and other expenses incurred by the selling stockholders. We will bear all costs, expenses and fees in connection with the registration of the shares of Common Stock subject to resale hereunder. For additional information on the methods of sale that may be used by the selling stockholders, see “Plan of Distribution” beginning on page 15 of this prospectus.

Our Common Stock is listed on the Nasdaq Capital Market (“NASDAQ”) under the symbol “MYMD.” On May 10, 2021, the last reported sale price of our Common Stock as reported on NASDAQ was $4.07 per share.

Effective as of 4:05 pm Eastern Time on April 16, 2021, we filed an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of our common stock, at a ratio of one share for two shares. All share and per share prices in this prospectus have been adjusted to reflect the reverse stock split. However, common stock share and per share amounts in certain of the documents incorporated by reference herein have not been adjusted to give effect to the reverse stock split.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 4 and in our most recent Annual Report on Form 10-K and in our joint proxy and consent solicitation statement/prospectus, dated March 23, 2021, as well as in any other recently filed quarterly or current reports and, if any, in any applicable prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 11, 2021.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. The selling stockholders named in this prospectus may resell, from time to time, in one or more offerings, the Common Stock offered by this prospectus. Information about the selling stockholders may change over time. When the selling stockholders sell shares of Common Stock under this prospectus, we will, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read this prospectus and the accompanying prospectus supplement, if any, along with all of the information incorporated by reference herein and therein, before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not, and the selling stockholders have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus is not an offer to sell, nor are the selling stockholders seeking an offer to buy, the shares offered by this prospectus in any jurisdiction where the offer or sale is not permitted. No offers or sales of any of the shares of Common Stock are to be made in any jurisdiction in which such an offer or sale is not permitted. You should assume that the information contained in this prospectus or in any applicable prospectus supplement is accurate only as of the date on the front cover thereof or the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or any sales of the shares of Common Stock offered hereby or thereby.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

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CAUTIONARY NOTE ON FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this prospectus and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. When we use the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” and other similar terms and phrases, including references to assumptions, we are identifying forward-looking statements. Forward-looking statements involve risks and uncertainties, which may cause our actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	fluctuation and volatility in market price of our common stock due to market and industry factors, as well as general economic, political and market conditions;
●	the impact of dilution on our shareholders;
●	our ability to realize the intended benefits of the Merger and the Contribution Transaction;
●	the impact of our ability to realize the anticipated tax impact of the merger;
●	the outcome of litigation or other proceedings we may become subject to in the future;
●	delisting of our common stock from the Nasdaq;
●	our availability and ability to continue to obtain sufficient funding to conduct planned research and development efforts and realize potential profits;
●	our ability to develop and commercialize our product candidates, including MyMD-1, Supera-CBD and other future product candidates;
●	the impact of the complexity of the regulatory landscape on our ability to seek and obtain regulatory approval for our product candidates, both within and outside of the U.S.;
●	the required investment of substantial time, resources and effort for successful clinical development and marketization of our product candidates;
●	challenges we may face with maintaining regulatory approval, if achieved;
●	the potential impact of changes in the legal and regulatory landscape, both within and outside of the U.S.;
●	the impact of the recent COVID-19 pandemic on the administration, funding and policies of regulatory authorities, both within and outside of the U.S.;
●	our dependence on third parties to conduct pre-clinical and clinical trials and manufacture its product candidates;
●	the impact of the recent COVID-19 pandemic on our results of operations, business plan and the global economy;
●	challenges we may face with respect to its product candidates achieving market acceptance by providers, patients, patient advocacy groups, third party payors and the general medical community;
●	the impact of pricing, insurance coverage and reimbursement status of our product candidates;
●	emerging competition and rapidly advancing technology in our industry;
●	our ability to obtain, maintain and protect its trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on its proprietary rights;
●	our ability to maintain adequate cyber security and information systems;
●	our ability to achieve the expected benefits and costs of the transactions related to the acquisition of Supera;
●	our ability to effectively execute and deliver our plans related to commercialization, marketing and manufacturing capabilities and strategy;
●	emerging competition and rapidly advancing technology in our industry;
●	our ability to obtain adequate financing in the future on reasonable terms, as and when we need it;
●	challenges we may face in identifying, acquiring and operating new business opportunities;
●	our ability to retain and attract senior management and other key employees;
●	our ability to quickly and effectively respond to new technological developments;
●	changes in political, economic or regulatory conditions generally and in the markets in which we operate;
●	our compliance with all laws, rules, and regulations applicable to our business and COVID-19 Vaccine Candidate;
●	other factors discussed in this prospectus and the documents incorporated by reference herein, including those set forth under “Risk Factors” in our joint proxy and consent solicitation statement/prospectus, dated March 23, 2021, filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) of the Securities Act, forming a part of the registration statement on Form S-4, as amended, which was declared effective as of March 23, 2021.

The foregoing does not represent an exhaustive list of risks that may impact upon the forward-looking statements used herein or in the documents incorporated by reference herein. For a more detailed discussion of such risks and other important factors that could cause actual results to differ materially from those in such forward-looking statements and forward-looking information, please see “Risk Factors” on page 4 of this prospectus as well as the risk factors included in the documents incorporated herein by reference, including from the joint proxy and consent solicitation statement/prospectus, dated March 23, 2021. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that these statements will prove to be accurate as actual results and future events could differ materially from those anticipated in the statements. Except as required by law, we assume no obligation to publicly update any forward-looking statements and forward-looking information, whether as a result of new information, future events or otherwise. We qualify all forward-looking statements by these cautionary statements. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety, including the joint proxy and consent solicitation statement/prospectus, dated March 23, 2021, before investing in our securities, including the information discussed under “Risk Factors” beginning on page 4 in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus, including the joint proxy and consent solicitation statement/prospectus, dated March 23, 2021.

As used herein, and any amendment or supplement hereto, unless otherwise indicated, “we,” “us,” “our,” the “Company,” “MyMD” or similar terminology means MyMD Pharmaceuticals, Inc.

Overview

We were historically a developer of rapid health information technologies but since March 2020, have been primarily focused on the development of a vaccine candidate against SARS-CoV-2, a coronavirus currently causing a pandemic throughout the world (“COVID-19”). Following the closing of the Merger and the Contribution Transaction described below that occurred on April 16, 2021, we are focused on developing and commercializing two therapeutic platforms based on well-defined therapeutic targets, MyMD-1 and SUPERA-CBD:

●	MyMD-1 is a clinical stage small molecule that regulates the immunometabolic system to treat autoimmune disease, including (but not limited to) multiple sclerosis, diabetes, rheumatoid arthritis, and inflammatory bowel disease. MyMD-1 is being developed to treat age-related illnesses such as frailty and sarcopenia. MyMD-1 works by regulating the release of numerous pro-inflammatory cytokines, such as TNF-α, interleukin 6 (“IL-6”) and interleukin 17 (“IL-17”). MyMD-1 will be evaluated in patients with depression due to COVID-19 related to the release of cytokines. The company has significant intellectual property coverage to protect these autoimmune indications as well as therapy as an anti-aging product;

●	Supera-CBD is a synthetic derivative of CBD being developed to treat various conditions, including, but not limited to, epilepsy, pain and anxiety/depression, through its effects on the CB2 receptor, and a monoamine oxidase enzyme (“MAO”) type B. Supera-CBD has shown tremendous promise in treating neuroinflammatory and neurodegenerative diseases, and will be a major focus as the company move forward.

The rights to Supera-CBD were previously owned by Supera Pharmaceuticals, Inc. (“Supera”) and was acquired by MyMD Florida (as defined below) immediately prior to the closing of the Merger.

Recent Developments

Closing of the Merger

On April 16, 2021, pursuant to the previously announced Agreement and Plan of Merger and Reorganization, dated November 11, 2020 (the “Original Merger Agreement”), as amended by Amendment No. 1 thereto, dated March 16, 2021 (the Original Merger Agreement, as amended by Amendment No. 1, the “Merger Agreement”), by and among MyMD Pharmaceuticals, Inc., a New Jersey corporation previously known as Akers Biosciences, Inc. (the “Company”), XYZ Merger Sub Inc., a Florida corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and MyMD Pharmaceuticals (Florida), Inc., a Florida corporation previously known as MyMD Pharmaceuticals, Inc. (“MyMD Florida”), Merger Sub was merged with and into MyMD Florida, with MyMD Florida continuing after the merger as the surviving entity and a wholly owned subsidiary of the Company (the “Merger”). At the effective time of the Merger, without any action on the part of any stockholder, each issued and outstanding share of MyMD Florida’s common stock, par value $0.001 per share (the “MyMD Florida Common Stock”), including shares underlying MyMD’s outstanding equity awards, was converted into the right to receive (x) 0.7718 shares (the “Exchange Ratio”) of the Company’s common stock, no par value per share (the “Company Common Stock”), (y) an amount in cash, on a pro rata basis, equal to the aggregate cash proceeds received by the Company from the exercise of any options to purchase shares of MyMD Florida Common Stock outstanding at the effective time of the Merger assumed by the Company upon closing of the Merger prior to the second-year anniversary of the closing of the Merger (the “Option Exercise Period”), such payment (the “Additional Consideration”), and (z) potential milestone payment in shares of Company Common Stock up to the aggregate number of shares issued by the Company to MyMD Florida stockholders at the closing of the Merger payable upon the achievement of certain market capitalization milestone events during the 36-month period immediately following the closing of the Merger. Immediately following the effective time of the Merger, the Company effected a 1-for-2 reverse stock split of the issued and outstanding Company Common Stock (the “Reverse Stock Split”). Upon completion of the Merger and the transactions contemplated in the Merger Agreement, (i) the former MyMD Florida equity holders own approximately 77.39% of the outstanding equity of the Company on a fully diluted basis, assuming the exercise in full of the pre-funded warrants to purchase 986,486 shares of Company Common stock and including 4,188,315 shares of Company Common Stock underlying options to purchase shares of MyMD Florida Common Stock assumed by the company at closing and after adjustments based on the Company’s net cash at closing; and (ii) former Akers Biosciences, Inc. (“Akers”) stockholders own approximately 22.61% of the outstanding equity of the Company.

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Closing of Contribution and Assignment Agreement

As previously reported, on March 23, 2020, we entered into a membership interest purchase agreement (as amended by Amendment No. 1 on May 14, 2020, the “MIPA”) to acquire 100% of the membership interests of Cystron Biotech, LLC (“Cystron”) from certain selling parties (the “Cystron Sellers”). Cystron is a party to a license agreement (as amended and restated on March 19, 2020, in connection with our entry into the MIPA, the “License Agreement”) with Premas Biotech PVT Ltd. (“Premas”) whereby Premas granted Cystron, amongst other things, an exclusive license with respect to Premas’ vaccine platform for the development of a vaccine against COVID-19.

On April 16, 2021, pursuant to the previously announced Contribution and Assignment Agreement, dated March 18, 2021 (the “Contribution and Assignment Agreement”) by and among the Company, Cystron Biotech LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Cystron”), Oravax Medical, Inc. (“Oravax”) and, for the limited purpose set forth therein, Premas Biotech PVT Ltd. (“Premas”) the parties consummated the transactions contemplated therein. Pursuant to the Contribution and Assignment Agreement, effective upon the closing of the Merger, Akers agreed (i) to contribute an amount in cash equal to $1,500,000 to Oravax and (ii) cause Cystron to contribute substantially all of the assets associated with its business or developing and manufacturing Cystron’s COVID-19 vaccine candidate to Oravax (the “Contribution Transaction”). In consideration for the Company’s commitment to consummate the Contribution Transaction, Oravax issued to the Company 390,000 shares of its capital stock (equivalent to 13% of Oravax’s outstanding capital stock on a fully diluted basis) and assumed all of the obligations or liabilities in respect of the assets of Cystron, including the obligations under the license agreement with Premas. In addition, Oravax agreed to pay future royalties to the Company equal to 2.5% of all net sales of products (or combination products) manufactured, tested, distributed and/or marketed by Oravax or its subsidiaries.

Reverse Stock Split

On April 15, 2021, at the special meeting of the Company’s stockholders, the Company’s stockholders approved a certificate of amendment to the Company’s certificate of incorporation to effect the Reverse Stock Split. On April 16, 2021, the Company filed the certificate of amendment to the Company’s certificate of incorporation with the Secretary of State of the State of New Jersey to effect the Reverse Stock Split (the “Reverse Split Amendment”). As a result of the Reverse Stock Split, immediately following the effective time of the Merger, every two shares of the Company Common Stock held by a stockholder immediately prior to the Reverse Stock Split were combined and reclassified into one share of the Company’s Common Stock. No fractional shares were issued in connection with the Reverse Stock Split. The Reverse Split Amendment provides that each stockholder who did not have a number of shares evenly divisible pursuant to the Reverse Stock Split ratio and who would otherwise be entitled to receive a fractional share of Company Common Stock was entitled to receive an additional share of Company Common Stock. All share and related option and warrant information presented in this prospectus supplement have been retroactively adjusted to reflect the decreased number of shares outstanding, and the increase in share price, which resulted from these actions. However, common stock share and per share amounts in the accompanying prospectus and certain of the documents incorporated by reference herein have not been adjusted to give effect to the Reverse Stock Split.

Private Placement

Concurrently with the Merger Agreement, on November 11, 2020, we entered into a Securities Purchase Agreement with certain institutional and accredited investors (the “Private Placement”), pursuant to which on November 17, 2020, we issued an aggregate of 3,896,494 shares of common stock (“Common Stock”), pre-funded warrants (“Pre-Funded Warrants”) to purchase 986,486 shares of Common Stock (including pre-funded warrants to purchase 466,216 shares of common stock issued in February 2021 to an investor who participated in the Private Placement in exchange for 466,216 shares of common stock purchased in the Private Placement), and investor warrants (“Investor Warrants”) to purchase 4,882,980 shares of Common Stock for gross proceeds of approximately $18.1 million before the deduction of placement agent fees and expenses and estimated offering expenses.

At closing of the Private Placement, Akers also issued to the placement agent as partial compensation for its services the Katalyst Warrant to purchase up to 195,185 shares of Common Stock at an exercise price of $3.70.

We paid approximately $1.8 million of the proceeds from the Private Placement to the former members of Cystron pursuant MIPA, as amended. In addition, we paid a cash fee of $501,500 and issued to the designees of H.C. Wainright & Co., LLC (“HCW”) warrants to purchase an aggregate of 127,569 shares of common stock (the “November HCW Warrants”), pursuant to a side letter by and between us and HCW, dated November 23, 2020, regarding certain tail fees provided in two engagement letters (one dated October 18, 2019 and the other dated April 7, 2020) entered into in connection with prior offerings by and between us and HCW. Such November HCW Warrants issued were in the same form as the Investor Warrants except that the November HCW Warrants have an exercise price of $4.6250 per share.

Corporate Information

We were incorporated in 1989 in the state of New Jersey. Effective as of April 16, 2021, upon consummation of the Merger, the corporation’s name was changed from “Akers Biosciences, Inc.” to “MyMD Pharmaceuticals, Inc.” Our principal executive offices are located at 855 N. Wolfe Street, Suite 623, Baltimore, MD 21205, and our telephone number is (856) 848-8698. Our corporate website address is www.mymd.com. The information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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THE OFFERING

Securities offered by the selling stockholders	Up to 10,137,025 shares of Common Stock, which are comprised of (i) 3,896,494 shares of Common Stock, (ii) 986,486 Pre-Funded Warrant Shares issuable upon the exercise of the Pre-Funded Warrants, comprised of 520,270 shares of Common Stock issuable upon exercise of the Pre-Funded Warrants issued in the Private Placement, pursuant to the Securities Purchase Agreement, and 466,216 shares of Common Stock issuable upon exercise of the Pre-Funded Warrants issued subsequently to a Purchaser in lieu of cancellation of 466,216 shares of Common Stock previously issued in the Private Placement, (iii) 4,882,980 shares of Common Stock issuable upon the exercise of the Investor Warrants, (iv) 195,185 shares of Common Stock issuable upon the exercise of the Katalyst Warrants, (v) 127,569 shares of Common Stock issuable upon the exercise of the November HCW Warrants, and (vi) 48,311 shares of Common Stock issuable upon exercise of the August HCW Warrants.

Selling stockholders	All of the shares of Common Stock are being offered by the selling stockholders named herein. See “Selling Stockholders” on page 6 of this prospectus for more information on the selling stockholders.

Use of proceeds	We will not receive any proceeds from the sale of the selling stockholder shares in this offering. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes. See “Use of Proceeds” beginning on page 5 of this prospectus for additional information.

Registration Rights

Under the terms of the Securities Purchase Agreement, we have agreed to file this registration statement with respect to the registration of the resale by the selling stockholders of the Shares, the Pre-Funded Warrant Shares and the Investor Warrant Shares by the 10th calendar day following the date we first file the Form S-4. We have agreed to use commercially reasonable best efforts to cause such registration statement to become effective under the Securities Act by the 60th day following the date of the filing of the Form S-4 (or by the 90th day following the date of the filing of the Form S-4 if there is a full review of the Form S-4 by the SEC).

See “Selling Stockholders” on page 6 of this prospectus for additional information.

Plan of Distribution

The selling stockholders named in this prospectus, or their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares of Common Stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may also resell the shares of Common Stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

See “Plan of Distribution” beginning on page 15 of this prospectus for additional information on the methods of sale that may be used by the selling stockholders.

Risk factors	Investing in our Common Stock involves a high degree of risk. You should carefully read and consider the information beginning on page 4 of this prospectus set forth under the heading “Risk Factors” and all other information set forth in this prospectus, and the documents incorporated herein and therein by reference before deciding to invest in our Common Stock.

NASDAQ trading symbol for Common Stock	“MYMD”

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the specific factors discussed under the heading “Risk Factors” in any applicable prospectus supplement, together with all of the other information contained or incorporated by reference in any such prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, our joint proxy and consent solicitation statement/prospectus, dated March 23, 2021, which are incorporated herein by reference, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above entitled “Cautionary Note on Forward-Looking Statements.”

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USE OF PROCEEDS

The common stock to be offered and sold using this prospectus will be offered and sold by the selling stockholders. We will not receive any of the proceeds from the sale of the common stock by the selling stockholders. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes.

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SELLING STOCKHOLDERS

Up to 10,137,025 shares of Common Stock are currently being offered by the selling stockholders.

Private Placement

On November 11, 2020, we entered into the Securities Purchase Agreement with certain institutional and accredited investors, pursuant to which we agreed to issue and sell to the Purchasers (i) an aggregate of 4,882,980 shares of Common Stock, at an offering price of $3.70 per share or, at the election of each investor, Pre-Funded Warrants, and (ii) for each share of Common Stock (or for each Pre-Funded Warrant, as applicable) purchased in the private placement, an Investor Warrant to purchase one share of Common Stock, for gross proceeds of approximately $18.1 million before the deduction of placement agent fees and expenses and estimated offering expenses.

The Private Placement closed on November 17, 2020, and we issued an aggregate of 4,362,710 shares of Common Stock, Pre-Funded Warrants to purchase 520,270 shares of Common Stock, and Investor Warrants to purchase 4,882,980 shares of Common Stock. On February 11, 2021, a Purchaser an investor exchanged 466,216 shares of common stock purchased in the Private Placement into Pre-Funded Warrants to purchase 466,216 shares of common stock.

The Securities Purchase Agreement provided that (i) following the date that we first file a proxy statement with the SEC in connection with the Merger (including by means of a registration statement on Form S-4), we shall file a registration statement under the Securities Act for the resale of all of the shares of Common Stock issued in the Private Placement and the by the Purchasers and (ii) we shall use commercially reasonable efforts to cause such registration statement to be declared effective within 60 days of the filing thereof (or 90 days in the event of a full review); provided, however, that we shall not be required to register any shares of Common Stock issued in the Private Placement or the shares of Common Stock issuable upon exercise of Investor Warrant Shares or Pre-Funded Warrant Shares that are eligible for resale pursuant to Rule 144 under the Securities Act (assuming cashless exercise of the Investor Warrants or Pre-Funded Warrants).

At closing of the Private Placement, we issued to Katalyst and its designees as partial compensation for its services as a placement agent the Katalyst Warrants to purchase up to 195,185 shares of Common Stock at an exercise price of $3.70.

We paid approximately $1.2 million of the proceeds from the Private Placement to three of the former members of Cystron and recorded a liability of $602,172 to the fourth former member of Cystron pursuant to the MIPA. In addition, we paid a cash fee of $501,500 and issued the November HCW Warrants to purchase an aggregate of 127,569 shares of common stock to the designees of HCW, pursuant to a side letter by and between us and HCW, dated November 23, 2020, regarding certain tail fees provided in two engagement letters (one dated October 18, 2019 and the other dated April 7, 2020) entered into in connection with prior offerings by and between us and HCW. Such November HCW Warrants issued were in the same form as the Investor Warrants except that the November HCW Warrants have an exercise price of $4.6250 per share.

Investor Warrants

Each Investor Warrant issued in the Private Placement has an initial exercise price equal to $4.12 per share of Common Stock. The Investor Warrants are immediately exercisable and will terminate five and a half years following issuance. If, at any time following the six-month anniversary of November 17, 2020, there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Investor Warrant Shares to the holder, then the Investor Warrants may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the holder shall be entitled to receive a number of Investor Warrant Shares according to a formula set forth in the Investor Warrants.

A holder (together with its affiliates) may not exercise any portion of the Investor Warrant or the Pre-Funded Warrant to the extent that the holder would own more than 4.99% (or, at the election of a holder prior to the date of issuance, 9.99%) of the outstanding our Common Stock immediately after exercise; provided, however, that upon notice to us, the holder may increase or decrease the beneficial ownership limitation, provided that in no event shall the beneficial ownership limitation exceed 9.99% and any increase in the beneficial ownership limitation will not be effective until 61 days following notice of such increase from the holder to us.

6

In the event of a fundamental transaction, as described in the Investor Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Investor Warrants will be entitled to receive upon exercise of such warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Investor Warrants immediately prior to such fundamental transaction. The Merger shall not be deemed a fundamental transaction as defined in the Investor Warrants.

The Pre-Funded Warrants

At the request of an investor, in lieu of our common stock, certain investors received Pre-Funded Warrants. The Pre-Funded Warrants are exercisable at any time immediately upon issuance and until such warrant is exercised in full. The exercise price of the Pre-Funded Warrants is $0.002 per share of our Common Stock, and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of our Common Stock determined according to a formula set forth in the Pre-Funded Warrants.

A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrants to the extent that the holder would own more than 4.99% (or, at the election of a holder prior to the date of issuance, 9.99%) of the outstanding our common stock immediately after exercise; provided, however, that upon notice to us, the holder may increase or decrease the beneficial ownership limitation, provided that in no event shall the beneficial ownership limitation exceed 9.99% and any increase in the beneficial ownership limitation will not be effective until 61 days following notice of such increase from the holder to us.

Katalyst Warrants

In connection with the Private Placement and pursuant to an engagement letter dated October 31, 2020, entered into by and among Katalyst and us, we issued to Katalyst and its designees the Katalyst Warrants to purchase up to 195,185 shares of our Common Stock at an exercise price of $3.70, exercisable at any time and from time to time, in whole or in part, following the date of issuance and for a term of five and a half years.

November HCW Warrants

We issued the November HCW Warrants to purchase an aggregate of 127,569 shares of common stock to the designees of HCW, pursuant to a side letter by and between us and HCW, dated November 23, 2020, regarding certain tail fees provided in two engagement letters (one dated October 18, 2019 and the other dated April 7, 2020) entered into in connection with prior offerings by and between us and HCW. Such November HCW Warrants issued were in the same form as the Investor Warrants except that the November HCW Warrants have an exercise price of $4.6250 per share. The November HCW Warrants are immediately exercisable and will terminate five and a half years following issuance.

August 2020 Offering and the August HCW Warrants

On August 13, 2020 (the “August 2020 Offering”), we closed a registered direct equity offering pursuant to a securities purchase agreement with certain institutional and accredited investors, dated August 11, 2020, and issued and sold an aggregate of 603,872 shares of Common Stock, at an offering price of $11.34 per share, for gross proceeds of approximately $6.8 million before the deduction of placement agent fees and offering expenses. Upon closing of the August 2020 Offering as partial compensation to HCW for serving as our placement agent, we issued to HCW designees the August HCW Warrants to purchase up to 48,311 shares of common stock at an exercise price of $14.175, subject to certain adjustments as set forth in the August HCW Warrants. The August HCW Warrants are exercisable at any time and from time to time, in whole or in part, following the date of issuance and expires on August 11, 2025.

7

Each holder of the August HCW Warrants is prohibited from exercising the August HCW Warrants if, as a result of such conversion, any such holder, together with its affiliates, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding. This limitation may be increased or decreased, but in no event exceed 9.99%, with respect to a holder upon such holder’s provision of not less than 61 days’ prior written notice to us. If at any time of exercise of the August HCW Warrants, there is no effective registration statement under the Securities Act registering the resale of the common stock underlying the August HCW Warrants by the selling stockholders, then the warrants may also be exercised, in whole or in part, by means of a cashless exercise.

Pursuant to Rule 5110(g) of the Financial Industry Regulatory Authority, or FINRA, the August HCW Warrants and any shares issued upon exercise thereof will not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person, for a period of 180 days immediately following the date of effectiveness or commencement of sales in the offering, except: (i) the transfer of any security by operation of law or by reason of our reorganization; (ii) the transfer of any security to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) the transfer of any security if the aggregate amount of our securities held by the placement agent or related persons do not exceed 1% of the securities being offered; (iv) the transfer of any security that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

Relationship with the Selling Stockholders

Except as described below, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us.

Iroquois Master Fund Ltd. (“IMF”), and its affiliate, Iroquois Capital Investment Group, LLC (“ICIG”)

In connection with the Private Placement, IMF, and its affiliate, ICIG, received an aggregate of 520,270 shares of our common stock, 520,270 Pre-Funded Warrants and 1,040,540 Investor Warrants. Iroquois Capital Management, LLC (“Iroquois Capital”) is the investment advisor for IMF, and ICIG is affiliated with IMF and Iroquois Capital. Based on a Schedule 13G/A filed with the SEC on February 22, 2021, by Iroquois Capital, Iroquois Capital beneficially owns 9.99% of Common Stock, giving effect to the beneficial ownership limitations under the terms of certain securities Iroquois Capital owns.

In connection with the Private Placement, each of IMF and ICIG entered into a lock-up and support agreement with the Company, pursuant to which such investors agreed, from the date of the lock-up and support agreement until May 31, 2021, to vote such investors’ shares of Common Stock in favor of each matter proposed and recommended for approval by the Company’s board of directors or management at every stockholders’ meeting.

Intracoastal Capital LLC (“Intracoastal”)

Intracoastal participated in the Private Placement.

Based on a Schedule 13G/A filed with the SEC on January 29, 2021, by Intracoastal, Intracoastal beneficially owns 1.96% of Common Stock, giving effect to the beneficial ownership limitations under the terms of certain securities Iroquois Capital owns.

Affiliates of HCW

Each of Noam Rubinstein, Charles Worthman, Michael Vasinkevich and Craig Schwabe are affiliated with HCW, which served as our placement agent for our public offering consummated in December 2019, the registered direct equity offering that closed on April 8, 2020 (the “April 2020 Offering”), the registered direct equity offering that closed on May 18, 2020 (the “May 2020 Offering”) and the August 2020 Offering, for which it received cash and/or warrant compensation. In connection with all or certain of the prior offerings HCW served as a placement agent, each of Noam Rubinstein, Charles Worthman, Michael Vasinkevich, and Craig Schwabe, as a designee of HCW, has received warrants to purchase shares of our common stock.

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In addition, approximately one-third of Cystron was owned by two entities, each of which is controlled by an associated person of HCW (the “Associated Persons”). Pursuant to MIPA, as consideration for the membership interests in Cystron purchased from the Associated Persons, the Associated Persons were paid approximately one-third of the consideration paid at closing and are entitled to the same percentage of any future consideration under the MIPA. Upon closing of the acquisition of Cystron, we delivered to the Associated Persons, collectively: (x) 71,130 shares of our Common Stock and 65,369 shares of Preferred Stock, and (y) approximately $299,074. In connection with the April 2020 Offering, the Associated Persons received approximately $83,333 pursuant to the MIPA. The closing of the May 2020 Offering triggered an accrued payment to the Associated Persons of approximately $297,470 pursuant to the MIPA, and the closing of the August 2020 Offering triggered an accrued payment to the Associated Persons of approximately $220,241 pursuant to the MIPA, which was paid on September 24, 2020. After the closing of the Private Placement in November 2020, we paid approximately $602,172 of the proceeds from the Private Placement to the Associated Persons pursuant to the MIPA.

The Cystron Seller owned by the two entities controlled by the Associated Persons is also a party to the Contribution and Assignment Agreement, and pursuant to the closing of the Contribution Transaction, became a stockholder of Oravax. The Company, Oravax, the Cystron Sellers, and Oramed are parties to a stockholders’ agreement, which contain certain board of directors’ designation rights and customary terms and conditions.

Information About Selling Stockholders Offering

The shares of Common Stock being offered by the selling stockholders are those previously issued to the selling stockholders and those issuable to the selling stockholders upon the exercise of the Warrants. For additional information regarding the issuances of those shares of Common Stock, see “—Private Placement” above. We are registering the shares of Common Stock in order to permit the selling stockholders to offer the shares for resale from time to time.

The table below lists the selling stockholders and other information regarding the ownership of the shares of Common Stock by each of the selling stockholders. The second column lists the number of shares of Common Stock owned by each selling stockholder, based on its ownership of the shares of Common Stock and securities convertible into shares of Common Stock, as of May 10, 2021 assuming exercise of the securities convertible into shares of Common Stock held by the selling stockholders on that date, without regard to any limitations on exercises. Percentage of common stock ownership is based on 36,880,037 shares of common stock issued and outstanding as of May 10, 2021.

The third column lists the shares of Common Stock being offered by this prospectus by the selling stockholders.

In accordance with the terms of the Securities Purchase Agreement, this prospectus generally covers the resale of the sum of (i) the Shares issued to the selling stockholders, (ii) the maximum number of Investor Warrant Shares, and (iii) the maximum number of Pre-Funded Warrant Shares. In addition, this prospectus covers the maximum number of Katalyst Warrant Shares, November HCW Warrant Shares and August HCW Warrant Shares. The table below assumes that the outstanding Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the Securities Purchase Agreement, without regard to any limitations on the exercise of the Warrants. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus. The fifth column lists the percentages of shares of Common Stock owned by the selling stockholders after this offering, taking account of any limitations on exercise set forth in the applicable convertible securities.

9

Under the terms of the Warrants, a selling stockholder may not exercise the Warrants to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon the exercise of the Warrants, which have not been exercised. The number of shares in the second column does not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus		Number of Shares of Common Stock Owned After Offering	Percentage of Common Stock Owned After Offering
Iroquois Master Fund Ltd. (1)	1,543,882	(41)	1,540,540	(42)	3,432	+
Iroquois Capital Investment Group LLC (1)	2,600,856	(43)	540,540	(44)	2,060,316	5.51%
Intracoastal Capital, LLC (2)	731,828	(45)	731,730	(46)	98	+
FBH Investment Holdings LLC (3)	478,378	*	478,378	*	0	—
Mainfield Enterprises Inc. (4)	1,081,082	*	1,081,082	*	0	—
Scot Cohen	486,486	*	486,486	*	0	—
V4 Global LLC (5)	810,810	*	810,810	*	0	—
Empire Group Ltd. (6)	189,190	*	189,910	*	0	—
Shay Capital, LLC (7)	932,432	*	932,432	*	0	—
Stormy Monday LLC (8)	135,136	*	135,136	*	0	—
The Hewlett Fund LP (9)	108,108	*	108,108	*	0	—
Gregg Smith	29,190	*	29,190	*	0	—
JD Advisors, LLC (10)	108,108	*	108,108	*	0	—
Anson Investments Master Fund LP (11)	270,270	*	270,270	*	0	—
Frank Curzio	40,540	*	40,540	*	0	—
Kent Building Services, LLC (12)	54,054	*	54,054	*	0	—
Alexander Team Investments LLC (13)	81,082	*	81,082	*	0	—
Louis Springer	27,028	*	27,028	*	0	—
Scot Cohen and Carolina Oliva JT Ten (14)	54,054	*	54,054	*	0	—
Shaar Hazuhov, LLC (15)	256,756	*	256,756	*	0	—
Will Febbo	54,054	*	54,054	*	0	—
Jeremy S. Bronfman 1989 Trust (16)	54,054	*	54,054	*	0	—
Brio Capital Master Fund Ltd. (17)	108,108	*	108,108	*	0	—
Lee Harrison Corbin	27,028	*	27,028	*	0	—
Albert & Hiedi Gentile	54,054	*	54,054	*	0	—
Richard Gonda	27,028	*	27,028	*	0	—
Hummel, Daniel W. and Allaire, JTWROS (18)	21,622	*	21,622	*	0	—
Kyle A. McGurk	16,216	*	16,216	*	0	—
Thomas A. McGurk, Jr.	16,216	*	16,216	*	0	—
Peter Ohler	54,054	*	54,054	*	0	—
Pauline M. Howard Trust dtd 01.02.98 Candy D’Azevedo Trust (19)	13,514	*	13,514	*	0	—
Clayton A. Struve	54,054	*	54,054	*	0	—
John V. Wagner, Jr.	21,622	*	21,622	*	0	—

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Whited Family Trust (20)	27,028	*	27,028	*	0	—
Willis, Michael L. and Sharon D., JTWROS (21)	27,028	*	27,028	*	0	—
Thomas Zahavi	27,028	*	27,028	*	0	—
The Special Equities Opportunity Fund, LLC (22)	243,244	*	243,244	*	0	—
SP Capital Partners, LLC (23)	27,028	*	27,028	*	0	—
Peter K. Janssen	27,028	*	27,028	*	0	—
Peter W. Janssen	30,000	*	30,000	*	0	—
One44 Capital LLC (24)	243,244	*	243,244	*	0	—
Christopher Cozzolino	20,270	*	20,270	*	0	—
Lee J. Seidler Revocable Trust dtd 4.12.1990 (25)	54,054	*	54,054	*	0	—
Michael J. Mathieu	16,216	*	16,216	*	0	—
Casimir S. Skrzypczak	27,028	*	27,028	*	0	—
Joel Yanowitz	27,028	*	27,028	*	0	—
Gerald Yanowitz	27,028	*	27,028	*	0	—
James David Conrod	16,216	*	16,216	*	0	—
Eric Fosselman	24,324	*	24,324	*	0	—
Willis Welch	27,028	*	27,028	*	0	—
Ustica Holdings Ltd. (26)	97,298	*	97,298	*	0	—
Arcade Venture Opportunities Fund (27)	81,082	*	81,082	*	0	—
Arcade Dynamic Fund Ltd. (28)	27,028	*	27,028	*	0	—
Gamma Endurance Fund Ltd. (29)	64,864	*	64,864	*	0	—
Michael Silverman	235,729	(31)	235,729	(31)	0	—
Christopher Cozzolino	2,570	(30)	2,570	(30)	0	—
John Fosselman	1,013	(30)	1,013	(30)	0	—
Jesse Janssen	855	(30)	855	(30)	0	—
Stephen Renaud	57,998	(32)	57,998	(32)	0	—
EFD Capital Inc.	1,750	(30)	1,750	(30)	0	—
Jeffrey Berman	25,000	(30)	25,000	(30)	0	—
Michael Vasinkevich	218,849	(33)	112,782	(34)	106,067	+
Noam Rubinstein	107,359	(35)	55,402	(36)	51,957	+
Craig Schwabe	8,817	(37)	5,937	(38)	2,880	+
Charles Worthman	3,409	(39)	1,759	(40)	1,650	+

* Half of this number represents shares of Common Stock issuable upon the exercise of Investor Warrants issued pursuant to the Private Placement and the remaining half represents Shares issued pursuant to the Private Placement.

+ Less than 1%

(1) Richard Abbe has the sole authority and responsibility for the investments made on behalf of ICIG as its managing member. Mr. Abbe has voting control and investment discretion over securities held by ICGC. As such, Mr. Abbe may be deemed to be the beneficial owner (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the securities held by ICGC.

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Iroquois Capital Management L.L.C. is the investment manager of IMF. Iroquois Capital Management, LLC has voting control and investment discretion over securities held by IMF. As Managing Members of Iroquois Capital Management, LLC, Richard Abbe and Kimberly Page make voting and investment decisions on behalf of Iroquois Capital Management, LLC in its capacity as investment manager to IMF. As a result of the foregoing, Mr. Abbe and Mrs. Page may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities held by Iroquois Capital Management and IMF.

(2) Mitchell P. Kopin and Daniel B. Asher, each of whom are managers of Intracoastal Capital LLC, have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal Capital LLC. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of Exchange Act) of the securities reported herein that are held by Intracoastal.

(3) Sarah Rosenfeld has sole voting and dispositive power over the securities held for the account of this selling stockholder.

(4) Idan Moskovich has sole voting and dispositive power over the securities held for the account of this selling stockholder.

(5) Scot Cohen has sole voting and dispositive power over the securities held for the account of this selling stockholder.

(6) Primeway S.A., Director of Empire Group Ltd., has sole voting and dispositive power over the securities held for the account of this selling stockholder.

(7) Michael Murray, President of Shay Capital LLC, and Sam Ginzburg, Chief Executive Officer, have equal voting and dispositive power over the securities held for the account of this selling stockholder.

(8) Bruce Bernstein, Member of Stormy Monday LLC, has sole voting and dispositive power over the securities held for the account of this selling stockholder.

(9) Martin Chopp, General Partner, has sole voting and dispositive power over the securities held for the account of this selling stockholder.

(10) Daniel and James Altucher, Co-Managers of JD Advisors, LLC, have equal voting and dispositive power over the securities held for the account of this selling stockholder.

(11) Anson Advisors Inc. and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over the Common Shares held by Anson. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. has sole voting and dispositive power over the securities held for the account of this selling stockholder.

(12) Alon Alexander (President & Managing Member), Gil Neuman (CEO & Managing Member), and Orly Alexander (CFO & Member) have equal voting and dispositive power over the securities held for the account of this selling stockholder.

(13) Tal Alexander (Officer) and Oren Alexander (Officer) have equal voting and dispositive power over the securities held for the account of this selling stockholder.

(14) Scot Cohen and Carolina Oliva have equal voting and dispositive power over the securities held for the account of this selling stockholder.

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(15) Ahron Gold is the control person of Shaar Hazuhov, LLC has sole voting and dispositive power over the securities held for the account of this selling stockholder.

(16) Jeremy S. Bronfman has sole voting and dispositive power over the securities held for the account of this selling stockholder.

(17) Shaye Hirsch has sole voting and dispositive power over the securities held for the account of this selling stockholder.

(18) Daniel and Allaire Hummel are joint tenants with a right of survivorship and have equal voting and dispositive power over the securities held for the account of this selling stockholder.

(19) Candy D’Azevedo Bathon has sole voting and dispositive power over the securities held for the account of this selling stockholder.

(20) Craig R. Whited or Gilda Whited has sole voting and dispositive power over the securities held for the account of this selling stockholder.

(21) Michael L. Willis and Sharon D. Willis have equal voting and dispositive power over the securities held for the account of this selling stockholder.

(22) Jonathan Schechter, Joseph Reda and Andrew Arno are Members and have equal voting and dispositive power over the securities held for the account of this selling stockholder.

(23) Stan Rabinovich and Philip Rabinovich are the control persons of SP Capital Partners, LLC and have sole voting and dispositive power over the securities held for the account of this selling stockholder.

(24) Ahron Fraiman (Manager), Daniel Rosenblatt (Trader), Ellie Klein (Member) and Yaakov Weiser (Member) have equal voting and dispositive power over the securities held for the account of this selling stockholder.

(25) Lee J. Seidler is the Trustee of Lee J. Seidler Revocable Trust dtd 4.12.1990 has sole voting and dispositive power over the securities held for the account of this selling stockholder.

(26) Alessandro Russo has sole voting and dispositive power over the securities held for the account of this selling stockholder.

(27) Alessandro Russo and Simone Zambelli equally share voting and dispositive power over the securities held for the account of this selling stockholder.

(28) Alessandro Russo and Katra Armstrong equally share voting and dispositive power over the securities held for the account of this selling stockholder.

(29) Alessandro Russo and Simone Zambelli equally share voting and dispositive power over the securities held for the account of this selling stockholder.

(30) Represents shares of Common Stock issuable upon exercise of Katalyst Warrants issued to Katalyst or its designee.

(31) Represents: (i) 154,647 shares of Common Stock issuable upon exercise of Katalyst Warrants, (ii) 40,541 shares of Common Stock issuable under the exercise of Investor Warrants issued pursuant to the Private Placement, (iii) and 40,541 shares issued pursuant to the Private Placement.

13

(32) Represents: (i) 9,350 shares of Common Stock issuable upon exercise of Katalyst Warrants, (ii) 24,324 shares of Common Stock issuable under the exercise of Investor Warrants issued pursuant to the Private Placement, (iii) and 24,324 shares issued pursuant to the Private Placement.

(33) Represents (i) 106,067 shares of Common Stock issuable upon warrants, (ii) 81,803 shares of Common Stock issuable upon the exercise of the November HCW Warrants, (iii) 30,979 shares of Common Stock issuable upon the exercise of the August HCW Warrants.

(34) Consists of 81,803 shares of Common Stock issuable upon the exercise of the November HCW Warrants, and 30,979 shares of Common Stock issuable upon the exercise of the August HCW Warrants.

(35) Represents (i) 51,957 shares of Common Stock issuable upon warrants, (ii) 40,184 shares of Common Stock issuable upon the exercise of the November HCW Warrants, and (iii) 15,218 shares of Common Stock issuable upon the exercise of the August HCW Warrants.

(36) Consists of 40,184 shares of Common Stock issuable upon the exercise of the November HCW Warrants, and 15,218 shares of Common Stock issuable upon the exercise of the August HCW Warrants.

(37) Represents (i) 2,880 shares of Common Stock issuable upon warrants, (ii) 4,306 shares of Common Stock issuable upon the exercise of the November HCW Warrants, and (iii) 1,631 shares of Common Stock issuable upon the exercise of the August HCW Warrants.

(38) Consists of 4,306 shares of Common Stock issuable upon the exercise of the November HCW Warrants, and 1,631 shares of Common Stock issuable upon the exercise of the August HCW Warrants.

(39) Represents (i) 1,650 shares of Common Stock issuable upon warrants, (ii) 1,276 shares of Common Stock issuable upon the exercise of the November HCW Warrants, and (iii) 483 shares of Common Stock issuable upon the exercise of the August HCW Warrants.

(40) Consists of 1,276 shares of Common Stock issuable upon the exercise of the November HCW Warrants, and 483 shares of Common Stock issuable upon the exercise of the August HCW Warrants.

(41) Represents (i) 385,583 Shares, (ii) 385,135 shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants, (iii) 770,270 shares of Common Stock issuable upon the exercise of the Investor Warrants, and (iv) 2,894 shares of Common Stock issuable upon a warrant, subject to a 4.99% beneficial ownership blocker.

(42) Consists of (i) 385,135 Shares, (ii) 385,135 shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants, and (iii) 770,270 shares of Common Stock issuable upon the exercise of the Investor Warrants.

(43) Represents (i) 2,191,110 Shares, (ii) 135,135 shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants, (iii) 270,270 shares of Common Stock issuable upon the exercise of the Investor Warrants and (iv) 4,341 shares of Common Stock issuable upon a warrant, subject to a 4.99% beneficial ownership blocker.

(44) Consists of (i) 135,135 Shares, (ii) 135,135 shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants, and (iii) 270,270 shares of Common Stock issuable upon the exercise of the Investor Warrants.

(45) Represents (i) 364,865 Shares, (ii) 364,865 shares of Common Stock issuable upon the exercise of the Investor Warrants, and (iii) 98 shares of Common Stock issuable upon a warrant, subject to a 4.99% beneficial ownership blocker.

(46) Consists of (i) 384,865 Shares, and (ii) 384,865 shares of Common Stock issuable upon the exercise of the Investor Warrants.

14

PLAN OF DISTRIBUTION

Each selling stockholder of the shares of Common Stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock covered hereby on NASDAQ or any other stock exchange, market or trading facility on which the shares of Common Stock are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares of Common Stock at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of Common Stock under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of shares of Common Stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Common Stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of Common Stock short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these shares of Common Stock. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of Common Stock offered by this prospectus, which shares of Common Stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares of Common Stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Haynes and Boone, LLP, New York, New York.

EXPERTS

Morison Cogen LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, as filed on March 1, 2021, as set forth in their report which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Morison Cogen LLP’s report, given on their authority as experts in accounting and auditing.

The consolidated financial statements for MyMD Pharmaceuticals, Inc. and Supera Pharmaceuticals, Inc. as of and for the years ended December 31, 2020 and 2019, included in the joint proxy and consent solicitation statement/prospectus, dated March 23, 2021 and incorporated herein by reference, have been audited by Cherry Bekaert LLP, independent registered public accounting firm, as set forth in their report thereon, which are incorporated by reference in this prospectus and elsewhere in the registration statement, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

We make available free of charge on or through our website at www.mymd.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Documents By Reference” are also available on our website, www.mymd.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

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INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing.

1.	Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 1, 2021;
2.	Our Current Reports on Form 8-K filed with the SEC on March 18, 2021, April 15, 2021, and April 22, 2021; and
3.	the following sections from the joint proxy and consent solicitation statement/prospectus, dated March 23, 2021: “Risk Factors,” “Management of the Combined Company,” “Information About Akers,” “Information About MyMD,” “Principal Stockholders of Akers and the Combined Company,” “Principal Stockholders of MyMD and the Combined Company,” “Related Party Transactions,” “Description of Akers Capital Stock;” “Unaudited Pro Forma Condensed Combined Financial Statements,” the consolidated financial statements for MyMD Pharmaceuticals, Inc. for the years ended December 31, 2020 and 2019 and report of the independent registered public accounting firm, the consolidated financial statements for Supera Pharmaceuticals, Inc. for the years ended December 31, 2020 and 2019 and report of the independent registered public accounting firm; and
4.	The description of our Common Stock contained in our Registration Statement on Form 8-A, filed on January 17, 2014 pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the shares of our Common Stock contained in the section entitled “Description of Securities” in our Registration Statement on Form S-1 (File No. 333-190456), as initially filed with the SEC on August 7, 2013, as amended, as amended and supplemented by the description of our Common Stock contained in the “Description of Akers Capital Stock” in the joint proxy and consent solicitation statement/prospectus, dated March 23, 2021, and any amendment or report filed with the SEC for purposes of updating such description.

All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting MyMD Pharmaceuticals, Inc., at 855 N. Wolfe Street, Suite 623, Baltimore, MD 21205. Our telephone number is (856) 848-8698. Information about us is also available at our website at http://www.mymdbio.com. However, the information in our website is not a part of this prospectus and is not incorporated by reference.

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10,137,025 Shares

COMMON STOCK

PROSPECTUS

MAY 11, 2021